Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Gladstone Capital Corporation, which appears in Gladstone Capital Corporation’s Annual Report on Form 10-K for the year ended September 30, 2005.
PricewaterhouseCoopers LLP
McLean, VA
April 11, 2006